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                                                                    EXHIBIT 23.1

                             BELL MICROPRODUCTS INC.
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Numbers 333-39916, 333-45554, 333-62842, 333-85226,
333-107732, 333-108146, 333-116130, 333-117555, and 333-119634), on Form S-4
(Number 333-120527) and on Form S-8 (Numbers 33-66580, 33-83398, 33-95968,
333-10837, 333-41179, 333-58053, 333-51724, 333-72642, and 333-87048) of Bell
Microproducts Inc. of our report dated March 16, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K

PricewaterhouseCoopers LLP
San Jose, California
March 16, 2006